Exhibit 99.1

News Release

Date: July 22, 2004	Phone Number: 805/473-7700
Contact: James G. Stathos	NASDAQ Symbol: “MDST”
Title: Chief Financial Officer	Website: www.midstatebank.com

MID-STATE REPORTS 14.7% INCREASE IN EARNINGS PER SHARE

Arroyo Grande, California - Mid-State Bancshares (the Company), the holding company for Mid-State Bank & Trust (the Bank), reported that diluted earnings per share increased 14.7% to $0.39 in the second quarter of 2004 compared to $0.34 in the like period one year earlier.  Net income for the three months ended June 30, 2004 was $9.4 million, up 12.1% from the $8.4 million earned in the same 2003 period.

The Company’s asset quality improved significantly in the second quarter.  Continued improvements in the level of classified assets, reductions in non performing assets, net recoveries resulting from the Company’s ongoing collection efforts and continuing improvement in local economic conditions have all contributed. “Based on our current position and the outlook going forward, Mid-State has taken a $2.7 million pre-tax benefit to the provision for loan losses following Management’s regular second quarter review of the allowance for loan losses,” said James W. Lokey, president and chief executive officer.  “The size of the allowance for loan losses was reduced to an appropriate level based on Management’s estimate of the risk of loss currently inherent in the portfolio,” said Lokey.   Non-performing asset levels totaled $11.8 million compared to $16.4 million one year earlier.  The level of non-performing assets as a percent of total assets was 0.5% compared to 0.8% one year ago.  Non-performing assets are centered primarily in two loans secured by real estate (totaling $10.1 million).  One of those two loans ($1.6 million) was paid off on July 2, 2004 and is expected to generate a pre-tax gain in the third quarter of 2004.  Management has specific reserves on its non-accrual loans that it believes would offset potential losses, if any, arising from less than full recovery of the loans from the supporting collateral.  The ratio of the Company’s allowances for losses to non-performing loans was 131% compared to 120% one year earlier.

“Also contributing to earnings was a pre-tax gain of $1.1 million recorded in the second quarter on the sale of Other Real Estate Owned (OREO),” said James G. Stathos, executive vice president and chief financial officer.  “Year-to-date results were also bolstered by pre-tax securities gains of $382 thousand, the majority of which was due to accepting a tender offer for a $1.0 million block of corporate bonds held by the Bank which resulted in a $352 thousand gain in the first quarter of 2004.  Another gain impacting comparability to the prior year occurred in March when the Company received a payment totaling approximately $915 thousand related to a loan previously charged off.  While $616 thousand represented a recovery to the Allowance for Loan Losses, the remaining $299 thousand represented the pre-tax recovery of expenses incurred and prior period’s interest earned,” added Stathos.

Total assets of the Company increased 11.3% to $2.252 billion at quarter-end, up from $2.024 billion one year earlier.  Approximately $105 million of the $228 million reported increase was the result of the successful integration of Ojai Valley Bank which was acquired by the Company on October 31, 2003.  Deposits increased 12.2% to $1.954 billion at quarter-end, up from $1.740 billion one year earlier, with $79 million of the growth attributable to the merger.  The Bank continues to be very successful in attracting core deposits, while remaining competitive in retaining time deposits.  Time deposits increased modestly to $401.2 million from $397.6 million one year earlier.  All other categories of demand, NOW, money market and savings increased to $1.553 billion from $1.343 billion at June 30, 2003.

The loan portfolio reached $1.302 billion at June 30, 2004, compared to $1.084 billion one year earlier.  Approximately $30 million of this growth can be traced to the Ojai Valley Bank merger.  The Company is seeing growth in its loan portfolio and with the improving economy expects this trend to continue.  This trend, coupled with the benefit from rising interest rates, is expected to have a positive effect on the Company’s net interest income.

The slowdown in refinance activity caused the net gain on sale of mortgage loans held for sale to decline to $0.2 million in the second quarter of 2004 compared to $1.0 million in the like 2003 period.  Similarly, the net gain on sale for the six months year-to-date was $0.4 million compared to $2.0 million one year earlier.  Management continues to anticipate that the net gain on sale in 2004 will be significantly lower than the level achieved in 2003.

The Company experienced an increase in pre-tax non-interest expense of just under $2.9 million in the three months ended June 30, 2004 compared to the same period one year earlier.  For the six months year-to-date, the increase from one year earlier was $4.2 million.  Salaries and benefits accounted for $2.0 million of the increase in the second quarter and $3.0 million of the increase for the six months year-to-date comparisons.  The amount of increase was influenced by several factors, including: 1) the addition of employees from the acquisition of Ojai Valley Bank, 2) increases in accrual rates for incentive compensation, 3) increases in the Company cost of health care coverage for employees, 4) increases in workers compensation premiums, 5) increases in payroll tax rates for California’s Family Leave Act, 6) one-time severance costs for terminated employees, and 7) regular salary increases.  Increases in occupancy expense and advertising & promotional expense accounted for the balance of the increase in non interest expense.

At the start of 2004, there were 872 shares of the Company’s common stock remaining for repurchase under the Board of Directors May 2002 stock repurchase program authorization.  At its regular Board meeting of January 21, 2004, the Board authorized the repurchase of up to 1,178,352 additional shares.  The new authorization does not have an expiration date.  There were 157,350 shares repurchased in the second quarter of 2004 at an average price of $22.48 per share compared to 185,699 shares repurchased in the second quarter of 2003 at an average price of $19.06 per share.  Year-to-date, the Company has repurchased 158,212 shares at an average price of $22.51 per share compared to 418,289 repurchased in the like 2003 period at an average price of $17.93 per share.  As of June 30, 2004, the Company is continuing the program and can repurchase up to 1,021,012 additional shares under the January authorization.

In other matters concerning capital, the Board of Directors increased its first and second quarter 2004 dividends to $0.14 per share, or $0.28 for the six months, representing a 17% increase over the $0.24 declared in the first half of 2003.  The Company paid a dividend of $0.13 in the second quarter of 2003.

Mid-State Bancshares is a $2.2 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California’s San Luis Obispo, Santa Barbara, and Ventura Counties.  Since opening its doors in 1961, the Bank has grown to 41 offices serving more than 100,000 households.

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses and (iv) the Company’s beliefs and expectations concerning future operating results.  Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this qualification.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Please See Pertinent Financial Data Attached.

#     #     #

Consolidated Financial Data  -  Mid-State Bancshares

(Unaudited)	Quarter Ended		Year-to-Date
(In thousands)	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Interest Income (not taxable equivalent)	$26,620	$26,207	$52,857	$52,072
Interest Expense	1,990	2,568	4,066	5,402
Net Interest Income	24,630	23,639	48,791	46,670
(Benefit)/Provision for Loan Losses	(2,700)	150	(2,700)	260
Net Interest Income after provision for loan losses	27,330	23,489	51,491	46,410
Non-interest income	7,910	7,485	14,910	14,399
Non-interest expense	20,877	18,027	40,571	36,402
Income before income taxes	14,363	12,947	25,830	24,407
Provision for income taxes	4,990	4,587	8,792	8,604
Net Income	$9,373	$8,360	$17,038	$15,803

	Quarter Ended		Year-to-Date
(In thousands, except per share data)	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Per share:
Net Income - basic	$0.40	$0.36	$0.72	$0.67
Net Income - diluted	$0.39	$0.34	$0.71	$0.64
Weighted average shares used in Basic E.P.S. calculation	23,550	23,442	23,560	23,520
Weighted average shares used in Diluted E.P.S. calculation	23,962	24,477	24,003	24,557
Cash dividends	$0.14	$0.13	$0.28	$0.24
Book value at period-end			$11.60	$11.22
Tangible book value at period end			$9.79	$9.41
Ending Shares			23,454	23,384

Financial Ratios
Return on assets	1.68%	1.68%	1.54%	1.62%
Return on tangible assets	1.72%	1.72%	1.58%	1.65%
Return on equity	13.73%	12.82%	12.40%	12.34%
Return on tangible equity	17.28%	15.17%	15.59%	14.65%
Net interest margin (not taxable equivalent)	4.90%	5.26%	4.89%	5.28%
Net interest margin (taxable equivalent yield)	5.31%	5.67%	5.30%	5.68%
Net loan (recoveries) losses to avg. loans	0.00%	(0.08)%	(0.09)%	(0.06)%
Efficiency ratio	64.2%	57.9%	63.7%	59.6%

Period Averages
Total Assets	$2,242,379	$1,990,671	$2,220,872	$1,969,121
Total Tangible Assets	2,185,971	1,950,141	2,164,292	1,928,458
Total Loans (includes loans held for sale)	1,289,633	1,132,369	1,239,789	1,124,190
Total Earning Assets	2,022,516	1,801,275	2,007,793	1,782,984
Total Deposits	1,947,865	1,711,342	1,923,670	1,691,883
Common Equity	274,577	261,509	276,312	258,248
Common Tangible Equity	218,169	220,980	219,732	217,585

Balance Sheet - At Period-End
Cash and due from banks			$128,141	$124,176
Investments and Fed Funds Sold			697,431	680,320
Loans held for sale			12,789	49,875
Loans, net of deferred fees, before allowance for loan losses			1,316,135	1,102,210
Allowance for Loan Losses			(13,895)	(17,963)
Goodwill and core deposit intangibles			56,259	42,292
Other assets			55,155	43,344
Total Assets			$2,252,015	$2,024,254

Non-interest bearing deposits			$498,754	$422,732
Interest bearing deposits			1,455,691	1,317,402
Other borrowings			4,964	6,354
Allowance for losses - unfunded commitments			1,570	1,812
Other liabilities			19,074	13,594
Shareholders’ equity			271,962	262,360
Total Liabilities and Shareholders’ equity			$2,252,015	$2,024,254

Asset Quality & Capital - At Period-End
Non-accrual loans			$11,758	$16,436
Loans past due 90 days or more			2	1
Other real estate owned			—	—
Total non performing assets			$11,760	$16,437

Allowance for losses to loans, gross (1)			1.2%	1.8%
Non-accrual loans to total loans, gross			0.9%	1.5%
Non performing assets to total assets			0.5%	0.8%
Allowance for losses to non performing loans (1)			131.5%	120.3%

Equity to average assets (leverage ratio)			9.7%	10.5%
Tier One capital to risk-adjusted assets			13.0%	14.6%
Total capital to risk-adjusted assets			13.9%	15.8%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments

(Unaudited)	Quarter Ended
(In thousands)	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003

Interest Income (not taxable equivalent)	$26,620	$26,237	$26,525	$26,643	$26,207
Interest Expense	1,990	2,076	2,140	2,157	2,568
Net Interest Income	24,630	24,161	24,385	24,486	23,639
(Benefit)/Provision for Loan Losses	(2,700)	—	(1,229)	—	150
Net Interest Income after provision for loan losses	27,330	24,161	25,614	24,486	23,489
Non-interest income	7,910	6,999	6,823	7,838	7,484
Non-interest expense	20,877	19,693	19,701	18,589	18,026
Income before income taxes	14,363	11,467	12,736	13,735	12,947
Provision for income taxes	4,990	3,802	4,350	4,760	4,587
Net Income	$9,373	$7,665	$8,386	$8,975	$8,360

	Quarter Ended
(In thousands, except per share data)	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003
Per share:
Net Income - basic	$0.40	$0.33	$0.36	$0.39	$0.36
Net Income - diluted	$0.39	$0.32	$0.35	$0.37	$0.34
Weighted average shares used in Basic E.P.S. calculation	23,550	23,570	23,447	23,287	23,442
Weighted average shares used in Diluted E.P.S. calculation	23,962	24,045	23,921	24,350	24,477
Cash dividends	$0.14	$0.14	$0.13	$0.13	$0.13
Book value at period-end	$11.60	$11.80	$11.56	$11.25	$11.22
Tangible book value at period end	$9.79	$9.40	$9.15	$9.43	$9.41
Ending Shares	23,454	23,586	23,567	23,191	23,384

Financial Ratios
Return on assets	1.68%	1.40%	1.53%	1.72%	1.68%
Return on tangible assets	1.72%	1.44%	1.57%	1.76%	1.72%
Return on equity	13.73%	11.09%	12.50%	13.61%	12.82%
Return on tangible equity	17.28%	13.93%	15.45%	16.08%	15.17%
Net interest margin (not taxable equivalent)	4.90%	4.88%	4.91%	5.14%	5.26%
Net interest margin (taxable equivalent yield)	5.31%	5.30%	5.31%	5.53%	5.67%
Net loan (recoveries) losses to avg. loans	0.00%	-0.04%	-0.01%	0.38%	-0.08%
Efficiency ratio	64.2%	63.2%	63.1%	57.5%	57.9%

Period Averages
Total Assets	$2,242,379	$2,199,365	$2,171,206	$2,069,078	$1,990,671
Total Tangible Assets	2,185,971	2,142,613	2,118,330	2,024,032	1,950,141
Total Loans (includes loans held for sale)	1,289,633	1,189,945	1,138,603	1,140,493	1,132,369
Total Earning Assets	2,022,516	1,993,070	1,971,706	1,889,499	1,801,275
Total Deposits	1,947,865	1,899,475	1,878,835	1,787,933	1,711,342
Common Equity	274,577	278,047	266,132	261,692	261,509
Common Tangible Equity	218,169	221,295	215,316	221,430	220,980

Balance Sheet - At Period-End
Cash and due from banks	$128,141	$123,672	$123,763	$109,469	$124,176
Investments and Fed Funds Sold	697,431	749,708	822,179	767,741	680,320
Loans held for sale	12,789	10,712	13,410	42,075	49,875
Loans, net of deferred fees, before allowance for loan losses	1,316,135	1,240,325	1,154,932	1,091,113	1,102,210
Allowance for Loan Losses	(13,895)	(16,584)	(16,063)	(16,871)	(17,963)
Goodwill and other intangibles (excl OMSR’s)	56,259	56,603	56,947	40,146	40,413
Other assets (incl OMSR’s)	55,155	54,231	53,664	52,476	45,223
Total Assets	$2,252,015	$2,218,667	$2,208,832	$2,086,149	$2,024,254

Non-interest bearing deposits	$498,754	$480,652	$487,624	$436,565	$422,732
Interest bearing deposits	1,455,691	1,435,908	1,424,807	1,358,227	1,317,402
Other borrowings	4,964	4,886	7,627	7,907	6,354
Allowance for losses - unfunded commitments	1,570	1,867	1,941	1,862	1,812
Other liabilities	19,074	17,072	14,279	20,767	13,594
Shareholders’ equity	271,962	278,282	272,554	260,821	262,360
Total Liabilities and Shareholders’ equity	$2,252,015	$2,218,667	$2,208,832	$2,086,149	$2,024,254

Asset Quality & Capital - At Period-End
Non-accrual loans	$11,758	$12,220	$12,312	$12,562	$16,436
Loans past due 90 days or more	2	—	—	—	1
Other real estate owned	—	3,428	3,428	3,279	—
Total non performing assets	$11,760	$15,648	$15,740	$15,841	$16,437

Allowance for losses to loans, gross (1)	1.2%	1.5%	1.6%	1.7%	1.8%
Non-accrual loans to total loans, gross	0.9%	1.0%	1.1%	1.2%	1.5%
Non performing assets to total assets	0.5%	0.7%	0.7%	0.8%	0.8%
Allowance for losses to non performing loans (1)	131.5%	151.0%	146.2%	149.1%	120.3%

Equity to average assets (leverage ratio)	9.7%	9.7%	9.6%	10.2%	10.5%
Tier One capital to risk-adjusted assets	13.0%	13.6%	13.8%	14.7%	14.6%
Total capital to risk-adjusted assets	13.9%	14.8%	15.0%	16.0%	15.8%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments